Exhibit 21.1

1.	SUBSIDIARIES OF TRUMP HOTELS & CASINO RESORTS, INC. (“THCR”):

a.	THCR Holding Corp., a Delaware corporation formerly named Taj Mahal Holding Corp., was incorporated in the State of Delaware on December 18, 1990 and is wholly owned by THCR.

i.	THCR/LP Corporation, a New Jersey corporation formerly named TM/GP Corporation, was incorporated in the State of New Jersey on March 1, 1991 and is wholly owned by THCR Holding Corp.

b.	Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership (“THCR Holdings”), was formed in the State of Delaware on March 28, 1995. THCR is a 59.87743% general partner (sole), Trump is a 27.06457% limited partner, THCR/LP Corporation is a 3.55096% limited partner, Trump Casinos, Inc. (“TCI”) is a 3.69695% limited partner and Trump Casinos II, Inc. (“TCI-II”) is a 5.81009% limited partner. Trump’s limited partnership interests (held directly and indirectly by TCI and TCI-II) in THCR Holdings represent his economic interest in the assets and operations of THCR Holdings and is convertible at Trump’s option into an aggregate of 13,918,723 shares of Common Stock of THCR.

i.	Trump Hotels & Casino Resorts Funding, Inc., a Delaware corporation (“THCR Funding”), was incorporated in the State of Delaware on March 28, 1995 and is wholly owned by THCR Holdings.

ii.	Trump Atlantic City Holding, Inc., a Delaware corporation formerly named Trump Plaza Holding, Inc. (“Trump AC Holding”), was incorporated in the State of Delaware on February 10, 1993 and is wholly owned by THCR Holdings.

iii.	Trump Atlantic City Associates, a New Jersey general partnership formerly named Trump Plaza Holding Associates (“TAC”), was formed in the State of New Jersey on February 17, 1993. THCR Holdings holds 99%, and is a general partner, of TAC; and Trump Atlantic City Holding, Inc. (“TAC Holding”) holds 1%, and is the managing general partner, of TAC.

(1)	Trump Atlantic City Funding, Inc., a Delaware corporation formerly named THCR Atlantic City Funding, Inc. (“TAC Funding”), was formed in the State of Delaware on January 30, 1996 and is wholly owned by TAC.

(2)	Trump Atlantic City Funding II, Inc., a Delaware corporation (“TAC Funding II”), was incorporated in the State of Delaware on November 18, 1997 and is wholly owned by TAC.

(3)	Trump Atlantic City Funding III, Inc., a Delaware corporation (“TAC Funding III”), was incorporated in the State of Delaware on November 18, 1997 and is wholly owned by TAC.

(4)	Trump Atlantic City Corporation, a Delaware corporation formerly named Trump Taj Mahal Corporation (“TACC”), was incorporated in the State of Delaware on October 16, 1990 and is wholly owned by TAC.

(a)	Trump Taj Mahal Associates, a New Jersey general partnership (“Taj Associates”), was formed as a limited partnership in the state of New Jersey on June 23, 1998 and converted into a general partnership on December 20, 1990. TAC holds 99%, and is the managing general partner, of Taj Associates; and TACC holds 1%, and is a general partner, of Taj

Associates.

(b)	Trump Plaza Associates, a New Jersey general partnership (“Plaza Associates”), was formed in the State of New Jersey on May 1, 1986. TAC holds 99%, and is the managing general partner, of Plaza Associates; and TACC holds 1%, and is a general partner, of Plaza Associates.

iv.	Trump Casino Holdings, LLC was formed in the State of Delaware on April 24, 2002 (“TCH”). THCR Holdings is the sole member of TCH.

(a)	Trump Casino Funding, Inc. was incorporated in the State of Delaware on April 24, 2002. (“TCF”).

(b)	Trump Marina, Inc. (f/k/a Trump’s Castle Hotel & Casino, Inc.), a New Jersey corporation, was incorporated in the State of New Jersey on April 17, 1985.

(i)	Trump Marina Associates, L.P. (f/k/a Trump’s Castle Associates, L.P.), a New Jersey limited partnership (“Marina Associates”), was formed as a limited partnership on May 24, 1985, converted to general partnership on February 7, 1992 and then converted to a limited partnership on October 7, 1996. Trump Marina, Inc. holds 1%, and is the managing general partner, of Marina Associates; and THCR Holdings holds 99%, and is a limited partner, of Marina Associates.

(c)	Trump Indiana, Inc., a Delaware corporation (“Trump Indiana”), was incorporated in the State of Delaware on December 10, 1992.

(d)	Trump Indiana Realty, LLC, a Delaware limited liability company, was formed in the State of Delaware on September 3, 1997.

(e)	Trump Indiana Casino Management, LLC, a Delaware limited liability corporation, was formed in the State of Delaware on July 16, 2003.

(f)	THCR Management Holdings, LLC, a Delaware limited liability company and a wholly-owned unrestricted subsidiary of THCR Holdings (“THCR Management Holdings), was formed in the State of Delaware on October 5, 2001.

(i)	THCR Management Services, LLC, a Delaware limited liability company (“THCR Management Services”), was formed in the State of Delaware on December 16, 1996. THCR Management Services is wholly owned by THCR Management Holdings.

v.	THCR Enterprises, Inc., a Delaware corporation and wholly-owned unrestricted subsidiary of THCR Holdings (“THCR Enterprises”), was incorporated in the State of Delaware on January 3, 1997.

(1)	THCR Enterprises, LLC, a New Jersey limited liability company and unrestricted subsidiary of THCR Holdings (“Enterprises LLC”), was formed in the State of New Jersey on January 3, 1997. THCR Holdings holds 99%, and is the managing member, of Enterprises LLC; and THCR Enterprises holds 1%, and is a member, of Enterprises LLC.

vi.	THCR Ventures, Inc., a Delaware corporation (“THCR Ventures”), was incorporated in the State of Delaware on December 16, 1996 and is wholly owned by THCR Holdings.

(1)	Trump Internet Casino, LLC, a Delaware limited liability company (“Trump Internet Casino”), was formed in the State of Delaware on December 16, 1996. THCR Holdings holds 99%, and is the managing member, of THCR Internet Casino; and THCR Ventures holds 1%, and is a member, of THCR Internet Casino.

(2)	Trump Hotels & Casino Resorts Development Company, LLC, a Delaware limited liability company (“THCR Development Company”), was formed in the State of Delaware on December 16, 1996. THCR Holdings holds 99%, and is the managing member, of THCR Development Company; and THCR Ventures holds 1%, and is a member, of THCR Development Company.